EXHIBIT 10.27

SUMMARY OF KEY TERMS OF COMPENSATION ARRANGEMENTS
WITH MIDAMERICAN ENERGY HOLDINGS COMPANY
NAMED EXECUTIVE OFFICERS and directors

MidAmerican Energy Holding Company’s (“MEHC”) continuing named executive officers each receive an annual base salary and participate in health insurance and other benefit plans on the same basis as other employees, as well as certain other compensation and benefit plans described in MEHC’s Annual Report on Form 10-K.

The named executive officers are also eligible to receive a cash incentive award under MEHC’s Performance Incentive Plan (“PIP”). The PIP provides for a discretionary annual cash award that is determined on a subjective basis and paid prior to year-end. In addition to the PIP, the named executive officers are eligible to receive discretionary cash performance awards periodically during the year to reward the accomplishment of significant non-recurring tasks or projects. Messrs. David L. Sokol and Gregory E. Abel have not been granted cash performance awards in the past five years. Messrs. Patrick J. Goodman, Douglas L. Anderson and Ms. Maureen E. Sammon are participants in MEHC’s Long-Term Incentive Partnership Plan (“LTIP”). Messrs. David L. Sokol and Gregory E. Abel do not participate in the LTIP. A copy of the LTIP is attached as Exhibit 10.71 to the MidAmerican Annual Report on Form 10-K for the year ended December 31, 2004, and incorporated by reference herein. Base salary for continuing named executive officers for MEHC’s fiscal year ending December 31, 2007, is shown in the following table:

Name and Title	Base Salary
David L. Sokol Chairman and Chief Executive Officer	$850,000
Gregory E. Abel President and Chief Operating Officer	$775,000
Patrick J. Goodman Senior Vice President and Chief Financial Officer	$320,000
Douglas L. Anderson Senior Vice President and General Counsel	$291,500
Maureen E. Sammon Senior Vice President, Human Resources, Information Technology and Insurance	$191,000

Messrs. David L. Sokol and Gregory E. Abel are directors of MEHC, but do not receive additional compensation for their service as directors other than what they receive as employees of MEHC. The other members of the MEHC board of directors do not receive compensation for their service as directors.